Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To nutrisystem.com inc.:

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.



                                                     ARTHUR ANDERSEN LLP


Philadelphia, Pennsylvania
February 9, 2000